EXHIBIT 10(H)


                                                 CONFORMED COPY









                          FRED MEYER

                   SUPPLEMENTAL INCOME PLAN

                        January 1, 1994









Fred Meyer, Inc.
a Delaware corporation
PO Box 42121
Portland, Oregon  97202                                 Company

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                      TABLE OF CONTENTS

                                                           Page

     Index of Terms                                        iii

     1.   Administration                                     1

          1.1  Compensation Committee                        1
          1.2  Administrator                                 1

     2.   Application to the Company and Affiliates          1

          2.1  Adoption                                      1
          2.2  Definition of Affiliate                       2
          2.3  Loss of Affiliate Status                      2
          2.4  Merger or Consolidation of Affiliate          2
          2.5  Transfers of Employment                       2
          2.6  Benefit Obligation of Company                 2

     3.   Eligibility and Participation                      2

          3.1  Eligibility                                   2
          3.2  Continuation of participation                 2

     4.   Retirement Benefits                                3

          4.1  Entitlement                                   3
          4.2  Amount of Retirement Benefit                  3
          4.3  Time of Payment                               3

     5.   Severance Benefits                                 3

          5.1  Entitlement                                   3
          5.2  Amount of Severance Benefit                   4
          5.3  Time of Payment                               4
          5.4  Definition of Cause                           4

     6.   Death Benefit                                      5

          6.1  Death during Employment                       5
          6.2  Death After Termination                       5
          6.3  Death Beneficiary                             5
          6.4  Suicide                                       6

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     7.   Company Investments; Calculation of Benefits       6

          7.1  Company Investments                           6
          7.2  Calculation of Benefits                       6
          7.3  Present Value; Adjustment                     8
          7.4  Absence of Funding                            8

     8.   Amendment and Termination                          8

          8.1  Amendment                                     8
          8.2  Termination                                   8
          8.3  Termination Benefit                           9

     9.   Claims Procedure                                   9

          9.1  Claim or Request                              9
          9.2  Denial                                       10
          9.3  Response Time                                10
          9.4  Request for Review                           10
          9.5  Decision on Review                           10

     10.  Participation Statement                           10

          10.1 Requirement                                  10
          10.2 Contents of Statement                        11

     11.  General Provisions                                11

          11.1 Succession                                   11
          11.2 Not Contract of Employment                   11
          11.3 Applicable Law                               11
          11.4 Notices                                      11
          11.5 Attorney Fees                                12
          11.6 Indemnity                                    12
          11.7 Facility of Payment                          12
          11.8 Entire Arrangement                           12

     12.  Effective Date                                    13
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                       INDEX OF TERMS

Term                              Section                  Page

Adjusted Present Value            7.3(d)                     8
Administrator                     1.2                        1

Affiliate                         2.2                        2

Beneficiary                       6.3                        5

Cause                             5.4                        4
Committee                         1.1                        1
Company                           Heading                    1

Death Benefit                     6                          5

Early Payment Reduction           5.2(b)                     4
Effective Date                   12                         13
Eligible Employees                3.1                        2
Employer                          2.2                        2

Normal Retirement Age             4.1                        3
Normal Retirement Benefit         4.3                        3
Normal Retirement Date            4.3                        3
Notice                           11.4                       11

Participants                      3.1                        2
Participation Statement           7.2                        6
Percent Value                     7.3                        8
Preretirement Death Benefit       6                          5
Present Value                     7.3                        8

Retirement Benefit                Preamble                   1

Severance Benefit                 Preamble                   1

Termination Benefit              11.4                       11
Termination Date                 11.3                       11
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                           FRED MEYER

                    SUPPLEMENTAL INCOME PLAN

                         January 1, 1994



Fred Meyer, Inc.
a Delaware corporation
PO Box 42121
Portland, Oregon  97202                                   Company


       The Company wishes to supplement benefits otherwise provided for key executives by providing certain retirement and death benefits.

       This Plan is intended to be and shall be administered and maintained as an unfunded plan primarily for the purpose of providing deferred compensation for a select group of manage-ment or highly compensated employees within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

    1. Administration

       1.1 Compensation Committee

           This Plan shall be administered by a Compensation Committee appointed by the Board of Directors of the Company (the Committee). The Committee shall interpret and administer the Plan and for that purpose may make, amend or revoke rules and regulations at any time. The Committee shall also make determinations about benefits. Any decision of the Committee within its authority shall be final and binding on all parties.

       1.2 Administrator

           Day-to-day functions of the Committee shall be carried out by or at the direction of the Senior Vice President for Human
Resources (the Administrator).

    2. Application to the Company and Affiliates

       2.1 Adoption

           The Company has adopted this Plan and any affiliate approved by the Company may adopt this Plan with respect to its employees by a statement in writing that is signed by the affiliate and the Company.

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       2.2 Definition of Affiliate

           "Affiliate" means a corporation, person or other entity that is a member, with the Company, of a controlled group of corporations or a group of trades or businesses under common control under sections 414(b) or (c) of the Internal Revenue Code. "Employer" means the Company, any adopting affiliate and any nonadopting affiliate treated as an Employer under 2.5.

       2.3 Loss of Affiliate Status

           If an Employer ceases to be an affiliate of the Company, the Plan shall be terminated as to the participants employed by that Employer and 8.2 shall apply.

       2.4 Merger or consolidation of Affiliate

           If an Employer merges, consolidates, or otherwise reorganizes or if its business or assets are acquired by another entity and it remains an affiliate of the Company, this Plan shall continue with respect to those eligible individuals who continue as employees of the successor company. The transition of Employers shall not be considered a termination of employment for purposes of this Plan.

       2.5 Transfers of Employment

           Transfer of employment between affiliates shall not cause a termination of participation in this Plan. A transferee affiliate that has not adopted this Plan shall be treated as an Employer with respect to that participant.

       2.6 Benefit Obligation of Company

           Benefits payable under this Plan shall be an obligation of the Company, which may charge the cost back to the Employer of the participant.

    3. Eligibility and Participation

       3.1 Eligibility

           Any key executive of Employer who holds the position of Senior Vice President or higher (or its functional equivalent) shall be eligible to participate in this Plan. The Committee shall select the participants from those eligible employees recommended by the Company's Chief Executive Officer.

       3.2 Continuation of participation

           Subject to 8.2, participation shall continue until death, retirement or other termination of employment.

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    4. Retirement Benefits

       4.1 Entitlement

           A participant who terminates employment after Normal
Retirement Age of 62 shall be retired and shall be entitled to a Retirement Benefit.

       4.2 Amount of Retirement Benefit

           A participant's Normal Retirement Benefit shall be as follows:

           (a) The amount shall be that specified in the Participation Statement under 10 below, subject to calculation and adjustment under 7.2 below.

           (b) The amount in (a) shall be paid in equal monthly installments for 15 years, subject to (c), below.

           (c) The Company may elect at any time to convert the unpaid balance to an adjusted present value under 7.3(d) and pay it as a lump sum.

       4.3 Time of Payment

           (a) Normal Retirement Benefits shall start as of the first day of the month after Normal Retirement
       (Normal Retirement Date) and continue until fully paid.

           (b) Any payment not made when due shall bear interest at the rate of 12 percent per annum, compounded each January 1, until fully paid.

    5. Severance Benefits

       5.1 Entitlement

           A participant shall be entitled to a Severance Benefit on termination of employment other than by death, Normal Retirement under 4.1, or termination by the Company for cause under 5.4.

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       5.2 Amount of Severance Benefit

           A participant's Severance Benefit on termination of employment under 5.1 shall be as follows:

           (a) To the extent the benefit is covered by insurance owned by Employer under 7.1(a), the severance amount shall be determined based on the Employer contributions and policy experience to the date of termination of employment. No further contributions shall be made after that date.

           (b) If (a) does not apply, the Normal Retirement
       Benefit under 4.2(a) shall be reduced by multiplying by the number of whole months of participation and dividing by the number of whole months between the participant's first date of participation in the plan and the end of the last month before participant's Normal Retirement Age.

           (c) The amount determined under (a) or (b) shall be paid in the manner provided under 4.2(b) and (c) for a Normal Retirement Benefit.

       5.3 Time of Payment

           Severance Benefits shall be paid or commence as of the participant's Normal Retirement Date and continue until fully paid.

       5.4 Definition of Cause

           "Termination for Cause," which results in loss of all benefits under this Agreement, means termination after commission by the participant of one or more of following acts that the Committee reasonably determines have resulted or will result in demonstrable adverse consequences to the Company:

           (a) Fraud, embezzlement or theft against the Company, an affiliate, or a supplier or customer of the Company or an affiliate.

           (b) A crime involving moral turpitude for which the participant is convicted.

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    6. Death Benefit

       6.1 Death during Employment

           Subject to 6.4, a Preretirement Death Benefit shall be paid as follows to the beneficiary under 6.3 if a participant dies while employed by an Employer:

           (a) The amount shall be that specified in the Participation Statement as the Preretirement Death
       Benefit, subject to calculation and adjustment under 7.2, below.

           (b) The amount under (a) shall be paid as provided under 4.2(b) and (c) for a Normal
       Retirement Benefit unless the recipient is an estate. Payment to an estate shall be by a lump sum present value in all cases.

           (c) Payment shall be made or started as of the first day of the third month after the month of death.

       6.2 Death After Termination

           Subject to 6.4, a benefit shall be paid as follows to the beneficiary under 6.3 if a participant dies after termination of employment before full Retirement or Severance Benefits have been paid:

           (a) The amount shall be the Normal Retirement
       Benefit or Severance Benefit that the participant was receiving or was entitled to receive.

           (b) The amount in (a) shall be paid for the balance of the 15 year term under 4.2(b) unless converted to a lump sum present value under 4.2(c).
       Payment to an estate shall be by a lump sum present value in all cases.

           (c) Payments shall start or continue in
       accordance with 4.3 or 5.3.

       6.3 Death Beneficiary

           (a) A participant's death beneficiary shall be determined in the following order of priority:

              (1)  The surviving beneficiaries
           designated by the participant in writing to the Committee.

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              (2)  The participant's surviving spouse.

              (3)  The participant's estate.

           (b) If a beneficiary under (a) becomes eligible for a benefit and dies before receiving the entire benefit, the balance shall be paid by a lump sum present value to the beneficiary's estate.

           (c) If a beneficiary under (a) disclaims a benefit, the benefit shall be paid as though the beneficiary had predeceased the participant.

           (d) A participant may designate partial or alternate beneficiaries or change designated beneficiaries at any time. A single, final determination of the beneficiary or beneficiaries entitled to benefits shall be made as of the date of death by the Administrator.

       6.4 Suicide

           If death is by suicide during the first 12 months of participation, no death benefit shall be paid.

    7. Company Investments; Calculation of Benefits

       7.1 Company Investments

           (a) The Company has invested in certain
       corporate-owned life insurance covering
       participants and may continue to do so.  The
       Company may wholly or partly discontinue acquiring, holding, or contributing to such insurance at any time and may or may not substitute any other investments.

           (b) Any investment under (a) shall be owned exclusively by the Company who shall have absolute discretion over its use, retention or disposition.
       The Company shall have no obligation to maintain any investment or identify any assets as related to the obligations under this Plan.

       7.2 Calculation of Benefits

           (a) The Benefits shown in the initial
       Participation Statements dated January 1, 1994 are
       based on the insurance described in 7.1(a).  The
       stated Benefit on Normal Retirement or
       Preretirement
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       Death are estimates of the amounts that would be
       funded by the policies based on the following assumptions:

              (1)  Employer contributes to the
           policies in accordance with a predetermined schedule except as otherwise provided in this Plan.

              (2)  Benefits are funded by the policy
           values remaining after recovery of all
           Employer contributions.

           (b) The actual Benefit for a participant or beneficiary shall be an amount more or less than the estimated amount described in (a) based on actual experience under the policies. The actual benefit shall not be less than 60 percent of the estimated amount in (a), subject to adjustments under 5.2(a) or (b) and the rights of the Committee under 8 below.

           (c) If the Company exercises its option not to continue to invest in insurance to cover the benefit for a participant, the amount of Benefit shall be converted to a fixed sum using the procedure in (b). Policy value shall be extrapolated to normal retirement date based on the assumptions in (a)(1) and (2) and on policy experience to the date policy contributions are discontinued. The resulting amount shall be inserted in the Participation Statement and (a) and
       (b) shall no longer apply.

           (d) If the Company does not initially invest in insurance to cover a participant's benefit, the benefit amounts stated in the Participation
       Statement shall be commitments, and (a) and (b) above shall not apply.

           (e) If a participant retires after age 62, the amount of Normal Retirement Benefit shall be increased for each month up to the date of retirement as follows:

              (1)  If the benefit is covered by
           insurance and the amount is determined
           under (b) above, Employer shall continue scheduled contributions until age 65 and the increase shall be based on the increase in value of the insurance policies.

              (2)  If (1) does not apply, the benefit
           shall be increased by 5/9 of one percent per month.

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       7.3 Present Value; Adjustment

           (a) If a Benefit is determined under 7.2(b), the present value shall be based on the accumulated experience under the insurance.

           (b) If a benefit is determined under 7.2(c) or
       (d) the present value shall be determined under the laws and regulations then in effect for determining the present value of an annuity benefit under a tax qualified pension plan.

           (c) A benefit shall not be treated as determined under 7.2(b) if the benefit was not covered by an insurance investment for at least 90 percent of the period during which the employee was a participant.

           (d) "Adjusted present value" means the amount under (a) or (b) plus a tax adjustment as follows:

              (1)  Subject to (2) below, the
           adjustment shall compensate, after tax, for the tax increase, if any, because of bunching income in one year. The adjustment shall be determined by the Administrator, whose decision shall be final.

              (2)  The adjustment shall be zero if the
           recipient is an estate or a tax exempt
           entity.

       7.4 Absence of Funding

           This Plan and any benefits payable under it shall be unfunded and shall be payable only from the general assets of the Company. Participants and beneficiaries shall have no interest in any assets of the Company and shall have no rights greater than the rights of any unsecured general creditor of the Company.

    8. Amendment and Termination

       8.1 Amendment

           The Committee may amend this Plan at any time so long as existing participant's rights that would be preserved under 8.2 on termination are not reduced.

       8.2 Termination

           The Committee may terminate this Plan or terminate the participation of one or more participants at any time as follows:

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           (a) Unless (b) applies, the termination date
       shall not be effective earlier than the first day of the third calendar year after the calendar year in which notice is given to the affected participants.

           (b) For a participant who ceases to hold a position of Senior Vice President or above (or its functional equivalent) or whose responsibilities are significantly diminished, the termination date shall be the later of the date of demotion or the first January 1 after notice is given to the participant.

           (c) After the effective date of the termination no further benefits shall accrue for the affected participants, who shall be entitled only to termination benefits under 8.3.

       8.3 Termination Benefit

           (a) A participant's termination benefit shall equal the participant's Severance Benefit calculated under 5.2(a) or (b) as though the participant had terminated employment as of the Plan termination date. The resulting amount shall be the participant's Normal Retirement Benefit for all purposes under this Plan.

           (b) The participant's termination benefit shall be paid as follows:

              (1)  The benefit shall be paid at the
           time provided in 4.3 or 5.3.

              (2)  The benefit shall be paid under the
           terms of this Plan in effect at the
           termination date.

              (3)  A preretirement death benefit shall
           be paid if death is after the termination date and 6 above would apply.

    9. Claims Procedure

       9.1 Claim or Request

           Any person claiming a payment or requesting information, an interpretation or a ruling under this Plan shall present the request in writing to the Administrator, who shall respond in writing as soon as practicable.

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       9.2 Denial

           If the claim or request is denied, the written notice of denial shall state the following:

           (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

           (b) A description of any additional material or information required and an explanation of why it is necessary.

           (c) An explanation of the Plan's claim review procedure.

       9.3 Response Time

           The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

       9.4 Request for Review

           Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator. The initial claim decision shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

       9.5 Decision on Review

           The decision on review shall normally be made within 60 days. If an extension is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

   10. Participation Statement

       10.1   Requirement

           The Administrator shall give each participant a Participation Statement signed by the Company as soon as practicable after selection of the participant under 3.1 above.

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       10.2   Contents of Statement

           The Participation Statement shall include without limitation the following data, which shall be conclusive:

           (a) The participant's name, address, social security number and date of birth.

           (b) The projected Retirement Benefit and
       Preretirement Death Benefit for the participant.

           (c) A statement of whether or not the projected benefit is a firm figure or an estimate based on related corporate-owned life insurance.

           (d) The effective date of participation.

   11. General Provisions

       11.1   Succession

           Except as provided in 6 above, no interest of any participant or beneficiary under this Plan may be directly or indirectly assigned, transferred, seized by legal process or subjected to the claims of creditors in any way. Subject to this limitation, this plan shall be binding on and enure to the benefit of the parties, their successors and assigns.

       11.2   Not Contract of Employment

           Nothing in this Plan shall give any employee the right to continue employment. This Plan shall not prevent discharge of any employee at any time for any reason.

       11.3   Applicable Law

           This Plan shall be construed according to the laws of Oregon.

       11.4   Notices

           Notice under this Plan shall be in writing or by electronic means, and shall be effective when actually delivered or, if mailed, when deposited postpaid as first-class mail. Mail shall be directed to the address shown in this Plan, a Participation Statement, or the Company records, or to such other address as a party may specify by notice in writing to the other parties. Notices to the Administrator shall be sent to the Company's address.

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       11.5   Attorney Fees

           If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

       11.6   Indemnity

           The Company shall indemnify and defend the Administrator, any member of the Committee or any officer, director or employee of an Employer from any claim or liability that arises from any action or inaction in connection with the Plan subject to the following rules:

           (a) Coverage shall be limited to actions taken in good faith that the individual reasonably believed were not opposed to the best interest of the Plan.

           (b) Negligence by the individual shall be covered to the fullest extent permitted by law.

           (c) Coverage shall be reduced to the extent of any insurance coverage.

       11.7   Facility of Payment

           The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment. In that event, the Committee may in its discretion direct that payments be made to one or more of the following:

           (a) To a parent or spouse or a child of legal age.

           (b) To a legal guardian.

           (c) To one furnishing maintenance, support, or hospitalization.

       11.8   Entire Arrangement

           This Plan and the related Participation Statement shall constitute the entire arrangement between the Company and any participant, superseding all discussions, representations and other written or oral arrangements. The arrangement can be modified only by written amendment to the Plan pursuant to 8.1 or by written amendment of the Participation Statement signed by the Company and the participant.

   12. Effective Date

           This Plan shall be effective on January 1, 1994.

     Adopted:  December 29, 1993.

                                FRED MEYER, INC.

                                By  ROBERT G. MILLER
                                -------------------------------------

                                Executed:  December 29, 1993
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
                          FRED MEYER

                    SUPPLEMENTAL INCOME PLAN

                     PARTICIPATION STATEMENT

                         January 1, 1994



To:    [Name]
       [Address]

       [Social Security No.]
       [Date of Birth]


    I. Participation

       You have been selected as a participant in the Fred Meyer
Supplemental Income Plan.  Your participation starts January 1,
1994.

   II. Projected Benefit Bases

       Your projected benefit bases are as follows:

              Retirement Benefit Base           $____________

              Preretirement Death Benefit Base  $____________

         These base amounts are used in accordance with the plan to calculate your benefits. The timing and other circumstances surrounding your benefits will determine how much is actually paid.

         These amounts are estimates derived from the expected performance of certain corporate-owned life insurance the Company has purchased in connection with this Plan. Subject to various rights of the Company and the Compensation Committee under the Plan, the actual benefit bases will be more or less than those shown, depending on actual insurance policy performance. The actual base amount will not be less than 60 percent of the projected base amount except as otherwise provided in the Plan.

         ANY LIFE INSURANCE OR OTHER ASSET HELD BY THE COMPANY IN CONNECTION WITH THIS PLAN IS THE UNCONDITIONAL PROPERTY OF THE COMPANY. NO ASSETS ARE HELD IN TRUST AND PARTICIPANTS HAVE NO SPECIAL INTEREST IN ANY COMPANY ASSET. THIS IS AN UNFUNDED PLAN.

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  III.   Payment and Withholding

         If you or your beneficiary qualify for a benefit, payments will be made by the Company from its general assets. All payments are subject to applicable state and federal tax withholding.

   IV.   Plan Document

         A copy of the Plan accompanies this Statement. The Plan is the controlling document and you should examine it carefully.
If you have any questions, direct them to the Administrator of the Plan, the Senior Vice President for Human Resources.

     ________________________, 199  .

                                   FRED MEYER, INC.


                                   By ROBERT G. MILLER
                                      -------------------------
                                      Robert G. Miller
                                      Chairman, Chief Executive
                                      Officer


          Acknowledged           , 199 .



          _____________________________
          Participant